Exhibit 10.3

Addendum to Employment Agreement dated March 21, 2018

Anthony Nellis (the “Officer”) and Autoliv, Inc. (the “Company”), entered into an employment agreement on March 21, 2018 (the “Agreement”).

This addendum to the Agreement is made between the Officer and the Company and is effective as of June 25, 2026.

1-
In addition to his current roles as Executive Vice President, Legal Affairs, General Counsel and Secretary, the Officer is appointed to serve in an acting capacity as the President, Autoliv Americas, as of September 1, 2026, with such duties as to be directed by the Chief Executive Officer of the Company (the “temporary assignment”).

2-
This temporary assignment will continue until (i) a new President, Autoliv Americas is appointed by the Autoliv, Inc. Board of Directors or (ii) the Chief Executive Officer of the Company ends the temporary assignment.

3-
In addition to his current base salary, the Officer will be paid an additional monthly allowance of $17,100 USD during the period he serves in the temporary assignment (the “Allowance”).

4-
During the temporary assignment, the 2026 short-term incentive program (STIP) target will be 50% of the sum of the base salary and the Allowance.

All other terms and conditions of the Agreement shall remain the same.

The Company: Officer:

___________________________________ __________________________________

Mikael Bratt Anthony Nellis

Chief Executive Officer

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